Exhibit 20.3

ANNUAL MEETING OF SHAREHOLDERS OF

CHINA TECHNOLOGY DEVELOPMENT

GROUP CORPORATION

December 12, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Annual Report

are available at https://materials.proxyvote.com/G84384

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	20300000000000001000 4	121211

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS

SHOWN HERE  ☒

1. To re-elect three (3) directors in accordance with Regulation 83A and 83B of our Articles of Association;		2. The proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.
☐ FOR ALL NOMINEES ☐WITHHOLD AUTHORITY FOR ALL NOMINEES ☐FOR ALL EXCEPT (See instructions below)	NOMINEES: O Alan Li O Xinping Shi O Yezhong Ni

This proxy when properly executed will be voted as directed herein by the undersigned shareholder. In the absence of any direction, in respect of Proposal 1 (whether by abstention, broker non-vote or otherwise), the shares are not considered as votes cast.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY CARD

PROXY	PROXY

CHINA TECHNOLOGY DEVELOPMENT GROUP CORPORATION

(Solicited on behalf of the Board of Directors)

The undersigned holder of Common Stock, revoking all proxies heretofore given, hereby constitutes and appoints Alan Li, Proxy, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned’s shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the 2011 Annual Meeting of Shareholders of CHINA TECHNOLOGY DEVELOPMENT GROUP CORPORATION to be held at Unit 1010-11, 10/F, West Tower, Shun Tak Centre, 168-200 Connaught Road Central, Hong Kong, on Monday, December 12, 2011 at 10:00 A.M., Hong Kong time, and at any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified (whether by abstention, broker non-vote or otherwise), the shares are not considered as votes cast FOR all listed nominees to serve as directors and FOR each of the proposals set forth on the reverse side.

(Continued and to be signed on the reverse side)

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